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                                                                 Exhibit 23.7


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by World Access, Inc., pertaining to options issued in connection with Telco Systems, Inc.'s acquisition of Synaptyx Corporation, Telco Systems, Inc. 1980 Stock Option Plan, Telco Systems, Inc. 1998 Non-Statutory Stock Option Plan, and Telco Systems, Inc. 1990 Stock Option Plan, of our report dated June 5, 1998, with respect to the combined financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications UK Limited for the year ended December 31, 1997, included in (i) the Current Report on Form 8-K filed by World Access, Inc. on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed by World Access, Inc. on September 4, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed by World Access, Inc. on September 25, 1998 and (ii) the Joint Proxy Statement of World Access, Inc. and Telco Systems, Inc. and Prospectus of World Access, Inc. that is made part of the Registration Statement (Form S-4 No. 333-67025) filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Atlanta, Georgia
November 30, 1998